UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2015

B4MC Gold Mines, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-17773-NY	87-0674571
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, Suite D565, Las Vegas, NV 89103
(Address of principal executive offices) (Zip Code)

(424) 256-8560
Registrant’s telephone number, including area code

355 S. Afghan Lane Coeur d’Alene ID 83814
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry Into a Material Definitive Agreement.

On May 12, 2015, the Registrant sold 248,976,200 newly issued shares (the “Company Shares”) of its common stock, par value $0.001 per share (“Common Stock”), to PacificWave Partners Limited, a Gibraltar Company (“PacificWave”).  The price was $0.001 per share, or $248,976.20.  Of this amount, $225,000.00 was paid to certain creditors of the Company in exchange for releases of outstanding liabilities and the remaining $23,976.20 was placed in escrow pending the fulfillment of certain conditions not later than June 30, 2015.  These conditions include the Company’s making all of its required filings under Section 12(g) of the Securities Exchange Act of 1934.  The Company is also required to deliver its financial statements and other records to its auditor no later than June 3, 2015.  Failure of any of these conditions will result in the escrowed funds being repaid to PacificWave as liquidated damages.

The Company Shares were sold in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rules 504, 505, 506 and 903 thereunder.  The Company Shares will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be reoffered or resold in the United States absent such registration or an applicable exemption therefrom, or in a transaction not subject to the registration requirements of the Securities Act of 1933 and other applicable securities laws.

Simultaneous with the purchase of the Company Shares, PacificWave purchased from Elwood Shepard, a shareholder of the Company, 26,023,800 shares of the Company’s outstanding Common Stock (the “Shepard Shares”), representing 61.3% of the outstanding shares prior to the issuance of the Company shares. The purchase price was $26,023.80, all of which was deposited in escrow and will be disbursed in the same manner and under the same conditions as the amount deposited to escrow from the purchase price of the Company Shares.

At the closing of the purchase of the Company Shares and the Shepard Shares, PacificWave contributed $175,000.00 to the capital of the Company.

Item 3.02  Unregistered Sale of Equity Securities.

See Item 1.01 with respect to the sale of the Company Shares to PacificWave.  There was no underwriting discount or commission paid in connection with the sale.

Item 5.01  Changes in Control of Registrant.

At the closing of the acquisition of the Company Shares and the Shepard Shares on May 12, 2015, PacificWave transferred a total of 50,000,000 of the Company Shares to three European investors at a price of $0.01 per share ($500,000 in aggregate).  These funds were the source of the funds used to purchase the Company Shares and the Shepard Shares and to make the capital contribution referred to in Item 1.01.

At the closing on May 12, 2015, PacificWave transferred 135,416,700 shares to certain persons and entities providing services in connection with the transaction.  These included: (i) 23,333,350 shares (constituting 8.0% of the outstanding shares) to Allan Kronborg, a citizen of Denmark and (ii) a total of 48,333,350 shares (constituting 16.6% of the outstanding shares) split among PacifcWave Partners Europe sarl, PacificWave Partners UK Europe Ltd., Richway Finance Ltd and Anarholl Ltd., all entities affiliated with Henrik Oerbekker, a citizen of Denmark.

Effective May 12, 2015, the Company’s sole officer and director at that time, Elwood Shepard, resigned, and Bennett J. Yankowitz was appointed as the Company’s sole director and as its President, Secretary and Treasurer. In conjunction with the aforementioned transactions with PacificWave, on May 12, 2015, Mr. Yankowitz purchased from PacificWave 40,000,000 shares of Common Stock for an aggregate purchase price of $40,000 ($0.001 per share), reflecting approximately 13.7% of the outstanding shares of Common Stock at that time. The purchase price was evidenced by a promissory note due May 12, 2019 with interest at 3% per annum and secured by the purchased shares.  The Company was not a party to this transaction.  PacificWave and Mr. Yankowitz did not have any relationship with the Company prior to the aforementioned change-in-control transaction. On May 15, 2015, Mr. Yankowitz sold 500,000 shares at a purchase price of $0.01 per share ($5,000.00) to an unaffiliated purchaser.

At the conclusion of all of these transactions, PacificWave and its Managing Director and sole owner, Henrik Rouf, were the beneficial owners of an aggregate of 50,083,300 shares of Common Stock, which constitute 17.2% of the outstanding shares of Common Stock. The Company was not a party to these transactions.

PacificWave has ongoing business relationships with PacifcWave Partners Europe sarl, PacificWave Partners UK Europe Ltd., Richway Finance Ltd. and Allan Kronborg, all of which, as described above, are shareholders of the Company (the “Other Shareholders”). However, PacificWave does not have any actual or beneficial ownership in or control of any of the Other Shareholders and none of the Other Shareholders has any actual or beneficial ownership in or control of PacificWave. While PacificWave does have a joint marketing arrangement with PacificWave Partners Europe sarl and PacificWave Partners UK Europe Ltd., and licenses to them the right to use the name “PacificWave” in Europe and certain other jurisdictions, these three entities remain independent companies and are not subject to joint ownership or control. None of these persons or entities is a party to any voting or similar agreement with respect to election of directors or other matters.

Mr. Rouf is Managing Director of PacificWave and also serves as Assistant Secretary of the Company. While PacificWave does not have a formal contract with the Company, it is expected to provide consulting and investment banking services to the Company, in particular with respect to raising capital for the Company and in identifying and evaluating potential acquisition candidates.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As stated in Item 5.01, effective May 12, 2015, the Company’s sole officer and director at that time, Elwood Shepard, resigned, and Bennett J. Yankowitz was appointed as the Company’s sole director and as its President, Secretary and Treasurer.

The following table and text set forth the names of all directors and executive officers of the Company as of May 12, 2015. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships between or among the directors, executive officers or persons nominated or charged by the Company to become directors or executive officers. The executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors meeting following the annual meeting of stockholders. The brief descriptions of the business experience of each director and executive officer and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws are provided below.

The Company’s sole director and executive officer is as follows:

Name	Age	Positions Held with the Registrant
Bennett J. Yankowitz	59	President, Treasurer, Secretary and sole Director

Bennett J. Yankowitz was appointed as the President, Treasurer, Secretary and sole director of the Company on May 12, 2015. He is also Managing Partner of Hancock Ventures, LLC, a California-based company that is the general partner of Single Oak Ventures, LP, a venture capital fund.  From 2002 to 2014, he was a director of Proteus Energy Corporation, a California-based private oil and gas production and development company, and was its Chief Executive Officer from 2008 to 2014. Mr. Yankowitz has more than 30 years of experience as a corporate attorney with leading law firms, specializing in securities, financial and merger and acquisition transactions, and has extensive background in financial analysis, oil and gas, and real estate investment and development. He is of counsel to the law firm Shumaker Mallory LLP, and was previously of counsel to the law firm Parker Shumaker Mills LLP. He was previously counsel to Kaye Scholer LLP and a partner of Heenan Blaikie and Stroock & Stroock & Strook LLP. From 1997 to 2003, he was a principal of SY Development Corporation, a Los Angeles-based real estate development company. Mr. Yankowitz earned his B.A. degree in Mathematics from the University of California, Berkeley (1977), his J.D. degree from the University of Southern California (1980), where he was an editor of the Southern California Law Review, and his LL.M. degree (First Class Honours) from the University of Cambridge (1981), where he was an Evan Lewis-Thomas Scholar at Sidney Sussex College. He is a member of the California and New York bars. It is anticipated that once the Company has consummated the acquisition of an operating company, Mr. Yankowitz may resign some or all of his offices and his directorship in the Company in favor of members of the operating company’s management.

Mr. Yankowitz is currently the President, Treasurer, Secretary and sole director of CoConnect, Inc. (OTC:CCON).

On May 12, 2015, Mr. Yankowitz purchased from PacificWave 40,000,000 shares of Common Stock for an aggregate purchase price of $40,000 ($0.001 per share), reflecting approximately 13.7% of the outstanding shares of Common Stock at that time. The purchase price was evidenced by a promissory note due May 12, 2019 with interest at 3% per annum and secured by the purchased shares.  The Company was not a party to this transaction.  On May 15, 2015, Mr. Yankowitz sold 500,000 shares at a purchase price of $0.01 per share ($5,000.00) to an unaffiliated purchaser.

The Company was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in (i) the Company’s Current Report on Form 8-K filed on September 12, 2013, (ii) the Company’s Form 10-K for the fiscal year ended December 31, 2012, and the Company’s Forms 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and (iii) the information contained in this Report.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
10.1	Press Release dated May 12, 2015.
10.2	Stock Purchase Agreement, dated as of May 7, 2015, between the Company and PacificWave.
10.3	Share Purchase Agreement, dated as of May 7, 2015, between Elwood Shepard and PacificWave.
10.4	Addendum to Stock Purchase Agreement and Addendum, dated as of May 7, 2015, between the Company and PacificWave.
10.5	Addendum to Share Purchase Agreement and Addendum, dated as of May 7, 2015, between Elwood Shepard and PacificWave.
10.6	Stock Purchase Agreement, Note and Pledge Agreement dated May 12, 2015, between PacificWave and Bennett J. Yankowitz.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B4MC Gold Mines, Inc.

(Registrant)

Date: May 15, 2015

By: /s/ Bennett J. Yankowitz, President

                          (Signature)